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                                                                   Exhibit 10.66


                  Time Accelerated Restricted Stock Award Plan
                                (TARSAP Program)

                    Approved by the Human Resources Committee
                                December 12, 1996


         (1) Grant. Each of the executives listed on Exhibit A is granted a restricted stock award for the number of shares specified on Exhibit A (the "Restricted Shares"). The Restricted Shares are granted pursuant to the Company's 1990 Restricted Stock Plan, as amended, and the administrative regulations thereunder, subject to the terms of the TARSAP Program as specified herein.

         (2) Longevity Vesting. The Restricted Shares for each executive will vest 100% on January 1, 2002 provided the executive continues in active employment with the Company or its direct or indirect subsidiaries until January 1, 2002.

Unless otherwise approved by the Committee, all unvested Restricted Shares will be forfeited and returned to the Plan if active employment terminates prior to January 1 of the year of the vesting date (whether longevity vesting or performance vesting) including termination due to death, retirement or voluntary or involuntary termination.

         (3) Performance Vesting. The Restricted Shares will be eligible for earlier annual vesting starting March 1, 1999 based on the Company achieving financial performance targets as recommended by the Committee and approved by the Board of Directors. The performance vesting schedule will have the following basic format, which is subject to modification upon recommendation by the Committee and approval of the Board.

                          Performance Vesting Schedule
                          ----------------------------

                                FINANCIAL          POTENTIAL
             PLAN YEAR          TARGETS*         CUMULATIVE VEST   VEST DATE
             ---------        --------------      --------------    ---------

                1998          --------------           20%           3/1/99
                              --------------           30%           3/1/99
                              --------------           40%           3/1/99

                1999          --------------           50%           3/1/00
                              --------------           60%           3/1/00
                              --------------           70%           3/1/00



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                2000          --------------           80%           3/1/01
                              --------------           90%           3/1/01
                              --------------          100%           3/1/01

                2001                            All unvested         1/1/02

                      *To be established at a later date for each year.


       (4) Vesting of Restricted Shares in the event of a Change in Control (as defined in and subject to the Plan's administrative regulations) will be as follows: Upon a Change in Control prior to January 1, 1998, 50% of the Restricted Shares will vest and 50% will be forfeited. Thereafter, 100% of the Restricted Shares will vest similar to other restricted stock upon a Change in Control.

       (5) The Human Resources Committee will have broad flexibility to oversee and amend the TARSAP Program including but not limited to modifications and changes, with Board approval, of performance criteria and specific financial targets and the right to make exceptions based on unusual factors or events, provided the mandatory vesting date of January 1, 2002 cannot be extended.

       (6) The Chief Executive Officer will have authority to administer and interpret the TARSAP Program for purposes of program administration.




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                                    EXHIBIT A


                                                            Amount of
             Name                                    TARSAP Award (in shares)
             ----                                    ------------------------

             Satre, Philip G.                                 100,000
             Reed, Colin V.                                    50,000
             Ledsinger, Charles A., Jr.                        45,000
             Peternell, Ben C.                                 25,000
             Boushy, John M.                                   25,000
             Robinson, Edwin O., Jr.                           20,000
             Morgan, Bradford W.                               20,000



                [Awards to non-executive officers are not shown.]